UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 9, 2005

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13795	95-2588080
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4695 MacArthur Court

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number: (949) 260-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amended and Restated Stock Incentive Plan

On June 9, 2005, at the annual meeting of stockholders of American Vanguard Corporation (the “Company”), the stockholders approved the Company’s Amended and Restated 1994 Stock Incentive Plan (the “Plan”). The Plan will permit grants of stock options, stock appreciation rights (“SARs”), restricted stock and restricted stock units and other stock or cash awards (each, an “Award”) to certain employees, officers, consultants and non-employee directors of the Company and/or its subsidiaries, as determined by the Board of Directors of the Company (the “Board”) or a committee designated by the Board. The aggregate number of shares of Common Stock of the Company that may be issued under the Plan shall not exceed 3,222,000 shares, as may be adjusted for stock splits, stock dividends or other similar changes affecting the Company’s shares. A copy of the Plan is filed as Appendix A to the Company’s Proxy Statement filed with the Securities and Exchange Commission on May 19, 2005.

Compensatory Arrangements for Non-Employee Directors

On June 9, 2005, on recommendation of the Compensation Committee of the Board, the Board approved compensatory arrangements for the Board’s non-employee directors as follows:

Cash Compensation. Effective as of January 1, 2005, each non-employee director of the Board is entitled to receive cash compensation for his services on the Board as follows:

•	Quarterly retainer fee of $5,000 for services on the Board.

•	Quarterly retainer fee of $2,500 for service as chairperson of the Audit Committee.

•	Quarterly retainer fee of $1,250 for service as chairperson of the Compensation Committee or the Nominating and Corporate Governance Committee.

•	Attendance fee of $2,500 per meeting of the Board.

•	Attendance fee of $1,000 per meeting of the committees of the Board, except that the Audit Committee chairperson will receive an attendance fee of $1,500 per Audit Committee meeting.

•	Per diem fee of $2,000 for special assignments as determined from time to time by the Board.

Stock Awards. In accordance with the terms and conditions of the Plan, each non-employee director of the Board is entitled to receive awards of Restricted Stock or Restricted Stock Units (as each term is defined in the Plan) of the Company’s Common Stock as follows:

•	In connection with each non-employee director’s election or re-election to the Board, such director is entitled to receive an award that equals $50,000 (the “Stock Award”).

•	If a person is appointed to the Board for any partial year (for example, due to a vacancy on the Board), such director will receive a pro rata portion of the Stock Award as determined by the Compensation Committee or the Board.

•	Each Stock Award will be calculated based on the closing price of the Common Stock, as reported on the American Stock Exchange or other national exchange on which the Common Stock is traded. No fractional share of any Stock Award will be issued; the value of such fractional share will be paid in cash.

•	Each Stock Award will vest immediately in full upon grant.

The Description of Compensatory Arrangements Applicable to Non-Employee Directors for 2005 is filed as exhibit to this report.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit 10.1	Description of Compensatory Arrangements Applicable to Non-Employee Directors for 2005.

Exhibit 10.2	Amended and Restated 1994 Stock Incentive Plan, as amended and restated through May 12, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VANGUARD CORPORATION
(Registrant)

By:	/s/ James A. Barry
James A. Barry
Senior Vice President
Chief Financial Officer

Date: June 14, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Description of Compensatory Arrangements Applicable to Non-Employee Directors for 2005.

10.2	Amended and Restated 1994 Stock Incentive Plan, as amended and restated through May 12, 2005. (Filed as Appendix A to the Company’s Proxy Statement filed with the Securities and Exchange Commission on May 19, 2005 and incorporated herein by this reference.)